UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
July 24, 2024
Date of Report (Date of earliest event reported):

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue, Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On July 24, 2024, the Board of Directors (the “Board”) of Intuit Inc. (the “Company”) appointed Forrest Norrod as a director of the Company, and the number of directors constituting the full Board was increased from 12 to 13. Mr. Norrod was appointed to serve on the Acquisition Committee and the Audit and Risk Committee of the Board.
Mr. Norrod will receive compensation for services as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors of the Company. This compensation includes a grant of restricted stock units with a grant date fair value of approximately $108,333 on July 25, 2024. The compensation of the Company’s non-employee directors is determined by the Board and disclosed in the Company's 2023 proxy statement, which was filed with the Securities and Exchange Commission on November 22, 2023. There are no arrangements or understandings between the new director and any other person pursuant to which he was selected as a director, and there are no transactions involving the Company and the new director that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing the appointment of Mr. Norrod is attached hereto as Exhibit 99.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

99.01	Press release issued on July 25, 2024, announcing the appointment of Forrest Norrod to the Board of Directors of Intuit Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 25, 2024	INTUIT INC.

		By:	/s/ Kerry J. McLean
Kerry J. McLean
Executive Vice President, General Counsel and Corporate Secretary